                                                                  Exhibit 23.3


RP Financial, LC.
Financial Services Industry Consultants


                                             March 24, 1998

Board of Directors
Citizens Financial Services, FSB
707 Ridge Road
Munster, Indiana 46321

Ladies and Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion of the Citizens Financial Services, FSB., Munster, Indiana, and any amendments thereto, and in the Form S-1 Registration Statement and any amendments thereto for CFS Bancorp, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of CFS Bancorp, Inc.

                                             Sincerely,

                                             RP FINANCIAL, LC.

                                             /s/ James P. Hennessey
                                             James P. Hennessey
                                             Senior Vice President